EXHIBIT 10.1

STOCK PLEDGE AND GUARANTY AGREEMENT

This STOCK PLEDGE AND GUARANTY AGREEMENT (this “Agreement”), dated as of February 6, 2007, is made by PacificNet Inc., a Delaware Corporation, (“Pledgor”) in favor of Pope Investments LLC, a Delaware limited liability company (the “Pledgee”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Loan Agreement.

W I T N E S S E T H

WHEREAS, PACIFICNET GAMES LIMITED, a company organized under the laws of the British Virgin Islands (the “Company”), and Pledgee have entered into that certain Loan Agreement, dated as of even date herewith (as amended, supplemented or modified from time to time, the “Loan Agreement”), and the Company has issued a Convertible Secured Promissory Note, in favor of Pledgee, dated as of even date herewith (the “Note”, and together with the Loan Agreement, the “Loan Documents”) pursuant to which Pledgee has agreed to make available to the Company during the period the Note is outstanding loans (the “Loans”) aggregating $5,000,000 all in accordance with and subject to the terms and conditions set forth in the Loan Documents;

WHEREAS, the extension and/or continued extension of the Loans, as aforesaid, by Pledgee is necessary and desirable to the conduct and operation of the business of the Company and will inure to the personal and financial benefit of Pledgor; and

WHEREAS, Pledgor presently owns 51% of the issued and outstanding shares of the Company (the “Pledged Shares”);

WHEREAS, it is a condition precedent to Pledgee’s obligation to make the Loans pursuant to the Loan Documents, that Pledgor executes and delivers this Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, Pledgor hereby agrees as follows:

1. Pledge. Pledgor hereby pledges to Pledgee, and grants to Pledgee, a security interest in, all of its right, title and interest in, to and under the following (the “Pledged Collateral”):

(a) the Pledged Shares now owned by Pledgor and the certificates, if any, representing such Pledged Shares, and all securities, instruments, rights and other property from time to time received, receivable or otherwise distributed in exchange for any or all of such Pledged Shares; and

(b) all other property hereafter delivered to Pledgee in substitution for, as proceeds of, any of the foregoing, and all certificates, instruments and documents representing or evidencing such property.

2. Guaranty; Security for Liabilities.

(a)  Pledgor hereby irrevocably, unconditionally and absolutely guarantees to Pledgee the prompt, complete and full payment and performance when due, no matter how the same shall become due, but subject to any applicable grace periods, of all Loans outstanding from time to time under the Note, together with all interest thereon and all other sums payable under the Note, whether in respect of Loans, interest, fees or otherwise, (the “Liabilities”). Notwithstanding anything to the contrary contained in this Guaranty, the aggregate liability hereunder shall not exceed Loans representing $2,000,000 in the aggregate (together with interest thereon).

(b) The Pledgor shall also be responsible for all out-of-pocket expenses (including reasonable fees and expenses of counsel) incurred in the enforcement or protection of rights hereunder, after demand under this Stock Pledge and Guaranty Agreement has been made and not timely honored.

(c) It is the intention hereof that Pledgor shall remain liable as a principal until the full amount of all Guaranteed Obligations shall have been indefeasibly paid in full in cash or Conversion Shares (including by enforcement of Pledgee’s rights in the Pledged Collateral) and performed and satisfied in full and the Note irrevocably terminated, notwithstanding any act, omission or anything else which might otherwise operate as a legal or equitable discharge of Guarantor.

(d) Pledgor acknowledges and agrees that its obligations hereunder shall not be impaired, modified, changed, released or limited in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of the Company of the Guaranteed Obligations or any other person or his or their respective estates in bankruptcy resulting from the operation of any present or future provision of the bankruptcy laws or other similar statute, or from the decision of any court.

(e) Upon payment or satisfaction of any of the Guaranteed Obligations by the Pledgor or upon enforcement of Pledgee’s rights in the Pledged Collateral, the Pledgor shall be subrogated to the rights of the Pledgee against the Company with respect to such Guaranteed Obligations, and the Pledgee agrees to take at the Pledgor’s expense such steps as the Pledgor may reasonably request to implement such subrogation.

3. Delivery of Pledged Shares. All certificates, instruments or documents, if any, representing or evidencing the Pledged Shares shall be delivered to and held by Loeb & Loeb LLP, as escrow agent pursuant to that certain escrow agreement, dated as of the date hereof, on behalf of Pledgee pursuant hereto and shall be in suitable form for transfer by delivery, shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to Pledgee. Pledgor agrees that it will not issue new or additional certificates, instruments or documents to evidence the Pledged Shares without the prior written approval of Pledgee and, if approved, Pledgor will comply with all instructions of Pledgee regarding the continued perfection of the Pledged Shares.

4. Representations and Warranties. Pledgor represents and warrants as follows:

(a) The Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable.

(b) Pledgor is the legal and beneficial owner of the Pledged Collateral, except for the lien created by this Agreement, the Loan Agreement and the Note, free and clear of any lien, security interest, pledge, warrant, option, purchase agreement, shareholders’ agreement, restriction, redemption agreement or other charge, encumbrance or restriction of any nature on the Pledged Collateral, with full right to deliver, pledge, assign and transfer the Pledged Collateral to Pledgee as Pledged Collateral hereunder. The grant of a lien in the Pledged Collateral or the exercise by any Pledgee of any of its rights and remedies hereunder will not violate the terms of any charter, by-laws, shareholder agreement or other agreement to which Pledgor is a party.

(c) Except to the extent already obtained or made, no authorization, approval, or other action by, and no notice to or filing with, any governmental authority, regulatory body or other Person is required either (i) for the pledge by Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Pledgor, or (ii) for the exercise by Pledgee of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with a disposition of such Pledged Shares pursuant to laws affecting the offering and sale of securities generally).

(d) Pledgor has full power and authority to enter into this Agreement and has the right to pledge and grant a security interest in the Pledged Collateral as provided by this Agreement and, has the full power and authority to vote such Pledged Shares.

(e) None of the Pledged Shares has been issued in violation of any federal, state or other law, regulation or rule pertaining to the issuance of securities, or in violation of any rights, pre-emptive or otherwise, of any present or past stockholder of Issuer.

5. Voting Rights; Dividends; Etc.

(a) So long as no Event of Default (as hereinafter defined) shall have occurred (and be continuing):

(i) Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Shares or any part thereof for any purpose not inconsistent with the terms of this Agreement, or the Loan Documents; provided, however, that Pledgor shall not, without Pledgee’s prior written consent, exercise nor shall it refrain from exercising any such right if such action (A) violates the terms of this Agreement, or any of the Loan Documents, (B) impairs the validity or priority of the security position or interests of Pledgee in any manner whatsoever in violation of this Agreement, or (C) causes an Event of Default.

(ii) Pledgor shall be entitled to receive and retain any and all cash dividends, cash distributions, cash interest and principal and cash proceeds paid in respect of the its Pledged Collateral.

(b) Upon the occurrence (and during the continuance) of an Event of Default:

(i) All rights of Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 5(a)(i) and to receive the dividends, distributions (other than tax distributions), and proceeds which it would otherwise be authorized to receive and retain pursuant to Section 5(a)(ii) shall cease, and all such rights shall thereupon become vested in the Pledgee which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends, distributions and proceeds; and

(ii) All dividends, distributions and proceeds which are received by Pledgor contrary to the provisions of paragraph (i) of this Section 5(b) shall be received in trust for the benefit of the Pledgee, shall be segregated from other funds of Pledgor and shall be forthwith paid over to the Pledgee as Pledged Collateral in the same form as so received (with any necessary endorsements).

(iii) Pledgor shall execute and deliver (or cause to be executed and delivered) to the Pledgee all such proxies and other instruments as Pledgee may reasonably request for the purpose of enabling Pledgee to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the cash dividends, interest or other payments which it is authorized to receive pursuant to paragraph (ii) above.

6. Transfers and Other Liens. Pledgor agrees that it will not (a) sell, assign, transfer, convey, exchange, pledge or otherwise dispose of, or grant any option, warrant, right, contract or commitment with respect to, any of the Pledged Collateral without the prior written consent of Pledgee, or (b) create or permit to exist any lien, security interest, pledge, proxy, purchase arrangement, restriction, redemption agreements, shareholders’ agreement or other charge or encumbrance upon or with respect to any of the Pledged Collateral, except for liens in favor of Pledgee, and in each case only to the extent permitted by this Agreement.

7. Application of Proceeds of Sale or Cash Held as Collateral. The proceeds of sale of Pledged Collateral sold pursuant to this Agreement shall be applied by Pledgee to pay outstanding Loans under the Note, together with accrued but unpaid interest thereon.

8. Pledgee Appointed Attorney-in-Fact. Pledgor hereby appoints Pledgee as Pledgor’s attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in Pledgee’s discretion to take any action and to execute any instrument which Pledgee may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to Pledgor representing any dividend or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same; provided, that such power shall be exercised only upon the occurrence and during the continuation of an Event of Default.

9. Pledgee May Perform. If Pledgor fails to perform any agreement contained herein, Pledgee may itself perform, or cause performance of, such agreement, and the expenses of Pledgee incurred in connection therewith shall be payable by Pledgor under Section 15.

10. Reasonable Care. Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which Pledgee accords its own property. Upon Pledgor’s instruction, Pledgee shall use reasonable efforts to take such action as Pledgor directs Pledgee to take with respect to calls, conversions, exchanges, maturities, tenders, rights against other parties or other similar matters relative to the Pledged Collateral, but failure of Pledgee to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of Pledgee to preserve or protect any rights with respect to the Pledged Collateral against prior parties, or to do any act with respect to preservation of the Pledged Collateral not so requested by Pledgor, shall be deemed a failure to exercise reasonable care in the custody or preservation of the Pledged Collateral.

11. Subsequent Changes Affecting Collateral. Pledgor represents to Pledgee that it has made its own arrangements for keeping informed of changes or potential changes affecting the Pledged Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and Pledgor agrees that Pledgee shall have no responsibility or liability for informing Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto.

12. Events of Default; Remedies upon an Event of Default.

(a) The following events shall constitute an “Event of Default” by Pledgor under this Agreement:

(i) The occurrence of any Event of Default as set forth in the Note;

(ii) Pledgor fails to perform or observe any term, covenant or agreement contained in this Agreement on its part to be performed or observed, or any representation or warranty made by Pledgor in this Agreement shall be untrue or misleading in any material respect as of the date with respect to which such representation or warranty was made;

(iii) a notice of lien, levy or assessment is filed or recorded with respect to all or a substantial part of the Pledged Collateral, except for a lien, levy or assessment which relates to current taxes not yet due and payable or other liens not prohibited to be incurred pursuant to the Loan Documents, which has not been released within thirty (30) days of the filing or recording dates; and

(iv) all or a substantial part of the Pledged Collateral is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors.

(b) If any Event of Default shall have occurred and be continuing after any applicable cure period, Pledgee shall have, in addition to all other rights given by law or by this Agreement, the Loan Agreement, the Note or otherwise, all of the rights and remedies with respect to the Pledged Collateral of a secured party under applicable law in effect in the State of [New York] at that time and Pledgee may, at its option, upon five (5) Business Days written notice to Pledgor, transfer or register the Pledged Collateral or any part thereof on the books of the Company into the name of Pledgee or Pledgee’s nominee(s), with or without any indication that such Pledged Collateral is subject to the security interest hereunder. In addition, with respect to any Pledged Collateral which shall then be in or shall thereafter come into the possession or custody of Pledgee, Pledgee may sell or cause the same to be sold at any broker’s board or at public or private sale, in one or more sales or lots, at such price or prices as Pledgee may deem best, for cash or on credit or for future delivery, without assumption of any credit risk. The purchaser of any or all Pledged Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever, except for claims, encumbrances or rights that may arise without the knowledge or consent of Pledgor. Pledgee will give Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Pledged Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, commercial finance companies, or other financial institutions disposing of property similar to the Pledged Collateral shall be deemed to be commercially reasonable. In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Pledged Collateral may be effected after an Event of Default, Pledgor agrees that upon the occurrence and during the continuance of any Event of Default, Pledgee may, from time to time, attempt to sell all or any part of the Pledged Collateral by means of a private placement, restricting the prospective purchasers to those who can make the representations and agreements required of purchasers of securities in private placements. In so doing, Pledgee may solicit bona fide offers to buy the Pledged Collateral, or any part of it, for cash, from a limited number of investors deemed by Pledgee, in its reasonable judgment, to be responsible parties who might be interested in purchasing the Pledged Collateral, and if Pledgee solicits such offers from not less than three (3) such investors, then the acceptance by Pledgee of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposition of the Pledged Collateral.

(c) In addition, during the existence of an Event of Default, all rights of Pledgor to exercise the voting and other rights which they would otherwise be entitled to exercise and to receive cash dividends, distributions, interest and principal payments shall cease, and all such rights shall thereupon become vested in Pledgee as provided in Section 5.

13. Authority of Pledgee. Pledgee shall have and be entitled to exercise all such powers hereunder as are specifically delegated to Pledgee by the terms hereof, together with such powers as are incidental thereto. Pledgee may execute any of its duties hereunder by or through its agents or employees. Neither Pledgee, nor any director, officer, agent or employee of Pledgee, shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct.

14. Termination. This Agreement shall terminate when all the Liabilities have been fully paid and performed and the Note is terminated, at which time Pledgee shall cause to be reassigned and redelivered to Pledgor, or to such person or persons as Pledgor shall designate, against receipt, such of the Pledged Collateral (if any) as shall not have been sold, released or otherwise applied by Pledgee pursuant to the terms hereof and shall still be held by it hereunder, together with appropriate instruments of reassignment and release. Any such reassignment shall be without recourse upon or warranty by Pledgee and at the expense of Pledgor.

15. Expenses. Pledgor agrees to reimburse Pledgee, on written demand, for any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which Pledgee incurs in connection with (a) the administration of this Agreement, (b) the custody or preservation of, or the registration of, the Pledged Collateral, (c) the exercise or enforcement of any of the rights of Pledgee hereunder, or (d) the failure by Pledgor to perform or observe any of the provisions hereof.

16. Security Interest Absolute. All rights of Pledgee and security interests hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of:

(a) any lack of validity or enforceability of the Loan Agreement or an other agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Liabilities, or any other amendment or waiver of or any consent to any departure from the Loan Agreement;

(c) any exchange, surrender, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Liabilities; or

(d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Pledgor in respect of the Liabilities or of this Agreement.

17. Amendments, Waivers and Consents. No amendment or waiver of any provision of this Agreement nor consent to any departure by Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by Pledgee, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

18. Notices. Any notice required or desired to be served, given or delivered hereunder shall be made in accordance with the terms of the Loan Agreement.

19. Continuing Security Interest. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (a) remain in full force and effect until payment in full of the Liabilities and termination of the Loan Agreement and maturity of the Note; (b) be binding upon Pledgor, its successors and assigns; and (c) inure to the benefit of Pledgee and its successors, transferees and assigns.

20. Governing Law; Terms. This Agreement shall be governed by and construed in accordance with the internal laws of New York. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Agreement shall be interpreted in such manner as to be ineffective or invalid under applicable law, such provisions shall be ineffective or invalid only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

21. Definitions. The singular shall include the plural and vice versa and any gender shall include any other gender as the text shall indicate.

22. Section Headings. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

23. Conflicts. In the event there is a conflict between the terms of this Agreement and the Loan Agreement, the Loan Agreement shall control.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Pledgor and Pledgee have each caused this Agreement to be duly executed and delivered by their respective officer or managers, as applicable, thereunto duly authorized as of the date first above written.

PLEDGOR:

PACIFICNET INC.

By:  /s/ Victor Tong

Name:  Victor Tong

Title:  President

PLEDGEE

POPE INVESTMENT LLC

By:  /s/ William P. Wells

Name:  William P. Wells

Title:  President